Exhibit 1.1

Execution Version

£750,000,000

REALTY INCOME CORPORATION
(a Maryland Corporation)

£300,000,000 5.750% Notes due 2031

£450,000,000 6.000% Notes due 2039

PURCHASE AGREEMENT

November 28, 2023

i

Page

SECTION 23. Waiver of Jury Trial	41

SECTION 24. Effect of Headings and Table of Contents; Counterparts	41

Schedule A	–	List of Underwriters	Sch A-1
Schedule B	–	Pricing Schedule	Sch B-1
Schedule C	–	Pricing Term Sheet	Sch C-1
Schedule D	–	Issuer General Use Free Writing Prospectuses	Sch D-1
Exhibit A	–	Form of Opinion of Latham & Watkins LLP	A-1
Exhibit B	–	Form of Opinion of Venable LLP	B-1

ii

£750,000,000

REALTY INCOME CORPORATION
(a Maryland corporation)

£300,000,000 5.750% Notes due 2031

£450,000,000 6.000% Notes due 2039

PURCHASE AGREEMENT

November 28, 2023

Wells Fargo Securities International Limited

33 King William Street

London, EC4R 9AT

United Kingdom

Barclays Bank PLC

1 Churchill Place

London, E14 5HP

United Kingdom

BNP Paribas

16, boulevard des Italiens

75009 Paris, France

Merrill Lynch International

2 King Edward Street

London, EC1A 1HQ

United Kingdom

RBC Europe Limited

100 Bishopsgate

London, EC2N 4AA

United Kingdom

As Representatives of the several Underwriters

listed in the signature pages hereto

and named in Schedule A hereto

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”), confirms its agreement with the underwriters listed in the signature pages hereto and named in Schedule A hereto (the “Underwriters” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities International Limited (“Wells”), Barclays Bank PLC (“Barclays”), BNP Paribas (“BNP”), Merrill Lynch International (“Merrill Lynch”) and RBC Europe Limited (“RBC”) are acting as representatives (Wells, Barclays, BNP, Merrill Lynch and RBC, in such capacities, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of (i) £300,000,000 aggregate principal amount of the Company’s 5.750% Notes due 2031 (the “2031 Notes”) and (ii) £450,000,000 aggregate principal amount of the Company’s 6.000% Notes due 2039 (the “2039 Notes” and, together with the 2031 Notes, the “Securities”). The Securities are to be issued pursuant to an indenture dated as of October 28, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to The Bank of New York, the original trustee (the “Original Trustee”). In connection with the issuance of the Securities, the Company will enter into a Paying Agency Agreement (the “Agency Agreement”), to be dated as of December 5, 2023, between the Company and The Bank of New York Mellon, London Branch (“BNY London”), as a paying agent for the Securities (in such capacity, the “Agent”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has entered into an Agreement and Plan of Merger dated as of October 29, 2023, as amended and supplemented, if applicable, from time to time (the “Acquisition Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable, from time to time) with Saints MD Subsidiary, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and Spirit Realty Capital, Inc., a Maryland corporation (“Spirit” or the “Acquired Company”). It is contemplated that, pursuant to the Acquisition Agreement, Spirit will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Acquisition”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-257510) (the “Current Registration Statement”) for the registration of shares of its common stock, par value $0.01 per share (the “Common Stock”), shares of its preferred stock, par value $0.01 per share (the “Preferred Stock”), its debt securities (including the Securities), depositary shares representing fractional interests in shares of Preferred Stock, and warrants to purchase its debt securities, Common Stock, Preferred Stock or depositary shares under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement and the Base Prospectus (as hereinafter defined) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such final prospectus supplement or the Base Prospectus that was omitted from the Current Registration Statement at the time it became effective but that is deemed to be part of and included in the Current Registration Statement pursuant to paragraph (f) of Rule 430B under the 1933 Act Regulations is referred to as the “Rule 430B Information.” Each prospectus, together with the related prospectus supplement, relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” or “Preliminary” (or a similar caption) that was used after the date on which the Current Registration Statement first became effective and prior to the execution and delivery of this Agreement is herein called, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus” and all references herein to any “preliminary prospectus” shall be deemed to include the Statutory Prospectus (as hereinafter defined). The Current Registration Statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, if any, and documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any 430B Information) otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time, are hereinafter called, collectively, the “Registration Statement.” The prospectus dated June 29, 2021 (the “Base Prospectus”) and the final prospectus supplement relating to the offering of the Securities, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), are herein called, collectively, the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B(f) of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations promulgated thereunder (the “1934 Act Regulations”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

All references in this Agreement to properties or improvements “owned by” or “of” the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

SECTION 1. Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)           Compliance with Registration Requirements. (A) At the time that the Registration Statement was originally filed, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company (x) was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”) and (y) was not and is not an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement” as defined in Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) objecting to the use of the automatic shelf registration statement form. At the earliest time after the original filing of the Registration Statement that the Company or another offering participant (with respect to the offering contemplated hereby) made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer,” as defined in Rule 405. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Trustee has duly filed with the Commission a Statement of Eligibility on Form T-1 as an exhibit to the Registration Statement or pursuant to Section 305(b)(2) of the 1939 Act.

The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on June 29, 2021, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that was a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) prior to the time that the Registration Statement was originally filed has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement originally became effective and any amendment thereto became effective, at the time (if subsequent to the time that the Registration Statement originally became effective) the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act, and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date hereof and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

As of the Applicable Time, neither (x) all Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time (including, without limitation, the Pricing Term Sheet, as hereinafter defined) and the Statutory Prospectus, considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 1:00 P.M. (New York time) / 6:00 P.M. (London time) on November 28, 2023 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”); and includes, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities or the offering thereof that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus and the preliminary prospectus dated November 28, 2023 relating to the Securities, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

The representations and warranties in this subsection 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(ii)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the General Disclosure Package and the Prospectus, (a) at the time the Registration Statement first became effective, (b) at the time (if subsequent to the time that the Registration Statement first became effective) the Company’s most recent Annual Report on Form 10-K was filed with the Commission, (c) at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, (d) at the date hereof, and (e) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)           Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)           Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The historical and pro forma selected financial data, if any, and historical and pro forma summary financial information, if any, included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and, in the case of any such pro forma data, the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and related notes included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and any pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been accurately and appropriately derived therefrom. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in any of the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)           No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly distributions on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(vi)           Good Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Agency Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)           Good Standing of Subsidiaries. The Company does not hold any equity interest in any corporation, limited or general partnership, limited liability company, business trust, joint venture or entity other than its subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a partnership, limited liability company, business trust or corporation, as the case may be, in good standing under the laws of the state of its organization and has power and authority as a partnership, limited liability company, business trust or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; each such subsidiary is duly qualified as a foreign partnership, limited liability company, business trust or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding partnership interests, limited liability company interests, business trust interests and shares of capital stock, as the case may be, of each such subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable (except to the extent that the general partners of subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding partnership interests, limited liability company interests, business trust interests or shares of capital stock, as the case may be, of such subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement, declaration of trust or trust agreement, limited liability company agreement (or other similar agreement) or charter or bylaws, as the case may be, of any such subsidiary or under any agreement or instrument to which the Company or any such subsidiary is a party. Other than Merger Sub, Tau Operating Partnership, L.P., Tau Acquisition LLC, Cole REIT LP, Rams MD Subsidiary I, Inc., RI Crown Limited, VEREIT Operating Partnership, L.P., VEREIT Real Estate LP and Realty Income Europe B.V., as of the date of the Company’s most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, no direct or indirect subsidiary of the Company had (on an unconsolidated basis and calculated on a pro forma basis as if the Acquisition had occurred on that date) pro forma total assets in excess of 5% of the Company’s pro forma consolidated assets as of that date or, for the nine months then ended, would have had (on an unconsolidated basis and calculated on a pro forma basis as if the Acquisition had occurred as of the first day of such period) pro forma rental revenue in excess of 5% of the Company’s pro forma consolidated rental revenue for such period.

(viii)           Capitalization. The authorized Common Stock of the Company and the issued and outstanding Common Stock of the Company are as set forth in the line item “Common stock and paid in capital” set forth in the consolidated balance sheet as of September 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (except for subsequent issuances, if any, pursuant to the Acquisition Agreement, employee benefit plans (including any exercise of equity awards pursuant thereto), the Company’s dividend reinvestment and stock purchase plan or the Company’s “at-the-market” program, or any other subsequent issuance, in each case, referred to in the Statutory Prospectus and the Prospectus). There are no outstanding securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock other than Common Stock issuable pursuant to equity awards issued under the Company’s employee benefit plans referred to in the Statutory Prospectus and the Prospectus, subsequent issuances, if any, pursuant to the Acquisition Agreement, and up to 2,000,000 shares of Common Stock that may be issued upon the exchange of certain limited partnership interests in Realty Income, L.P., a Maryland limited partnership (“RI LP”).

(ix)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x)           Authorization of Capital Stock. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise, and the Common Stock conforms to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xi)           Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or its limited liability company agreement (or other similar agreement), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Agency Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any agreement or instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree. Neither the Company nor any of its subsidiaries is subject to any governmental or court judgment, order, writ or decree that is material with respect to the Company and its subsidiaries considered as one enterprise. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

(xii)           Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xiii)           Absence of Proceedings. The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and there is no such proceeding now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations under this Agreement, the Agency Agreement, the Indenture or the Securities; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Statutory Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

(xv)           Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Agency Agreement, the Indenture or the Securities, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, the Agency Agreement, the Indenture or the Securities, except such as have been already made or obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations or as may be required under state securities laws.

(xvii)           Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)           Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus under “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix)             Partnership Agreements. Each of the material partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

(xx)           Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Statutory Prospectus and the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent condensed combined financial statements included in the Statutory Prospectus and the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the Statutory Prospectus and the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries considered as one enterprise; (iv) each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, singly or in the aggregate, have a Material Adverse Effect; (v) each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, singly or in the aggregate, have a Material Adverse Effect; (vi) each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default by the Company or any of its subsidiaries under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi)           Insurance. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have title insurance on all real property and improvements described in the General Disclosure Package and the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all real property and improvements reflected in the Company’s most recent condensed combined financial statements included in the General Disclosure Package and the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

(xxii)           Environmental Matters. Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi) no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(xxiii)           Qualification as a Real Estate Investment Trust. The Company was and is organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a REIT; the Company’s method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and the Company is qualified as a REIT under the Code and will be so qualified for the taxable year in which sales of the Securities occur.

(xxiv)           Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or included in the offering contemplated hereby. There are no persons with registration or other similar rights to have any securities registered by the Company under the 1933 Act, other than registration rights granted pursuant to various registration rights agreements by and among the Company and each of the persons and entities made a party thereto covering up to 2,000,000 shares of Common Stock that may be issued in exchange of certain limited partnership interests in RI LP.

(xxv)           Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Indenture has been qualified under the 1939 Act.

(xxvi)           Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and (B) will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xxvii)           Description of Indenture, Agency Agreement and Securities. The Indenture conforms and each of the Agency Agreement and the Securities will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Prospectus and the Indenture is in the form, and the Securities will be in substantially the form, filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xxviii)         Ranking of Securities. The Securities will rank on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(xxix)           Trustee and Paying Agent. The Trustee has been duly appointed by the Company to serve as, and is, the trustee, security registrar, a transfer agent and a paying agent for the Securities under the Indenture, and the Trustee has duly accepted such appointment under the Indenture and has assumed all rights, powers and obligations of the Original Trustee under the Indenture upon the terms and conditions set forth therein. At the Closing Time, the Agent will have been duly appointed by the Company to serve as, and will be, a paying agent for the Securities under the Indenture, and the Agent will have duly accepted such appointment under the Agency Agreement.

(xxx)           Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxi)           No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, the Criminal Finances Act 2017 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxii)           Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)           No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, Burma (Myanmar) or Sudan. No provision of this subsection 1(a)(xxxiii) shall apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of (i) European Union Council Regulation (EC) 2271/96 (or any law or regulation implementing such Regulation in any member state of the European Union) or (ii) in the case of any Representative established in the United Kingdom, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

(xxxiv)           Sarbanes-Oxley. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer or principal financial officer, as applicable, by others within those entities, such disclosure controls and procedures are effective to perform the functions for which they were established, and such disclosure controls and procedures are designed to provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer (or equivalent) and principal financial officer (or equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(xxxv)           Cybersecurity. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain, monitor and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxxvi)           The Agency Agreement. The Agency Agreement has been duly authorized by the Company and, at the Closing Time, the Agency Agreement will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(xxxvii)           Financial Statements of Acquired Company. To the knowledge of the Company, the consolidated financial statements of the Acquired Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Acquired Company and its subsidiaries at the dates indicated and the consolidated income, stockholders’ equity and cash flows of the Acquired Company and its subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except where any such failure to conform or be consistent would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Acquired Company, considered as one enterprise.

(xxxviii)         No Material Adverse Change in Business of Acquired Company. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, to the knowledge of the Company, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Acquired Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(xxxix)           Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information), in each case, with respect to the Acquired Company or any of its subsidiaries included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from sources the Company reasonably believes to be reliable and accurate in all material respects.

(xl)                Absence of Defaults and Conflicts as Result of Acquisition. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Acquisition and compliance by the Company with its obligations under the Acquisition Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any agreement or instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree.

(xli)               Acquired Company Representations and Warranties. To the knowledge of the Company, all of the representations and warranties made by the Acquired Company in the Acquisition Agreement are true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or similar limitation as set forth therein), except that any representations and warranties that expressly speak as of a particular date were true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or similar limitation as set forth therein) as of such particular date, except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect assuming the consummation of the transactions contemplated by the Acquisition Agreement.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a)           Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the respective prices set forth in Schedule B, the respective aggregate principal amounts of the 2031 Notes and the 2039 Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Payment. Payment of the purchase price for the Securities shall be made at the office of Latham & Watkins LLP, 99 Bishopsgate, London EC2M 3XF, United Kingdom, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:00 A.M. (London time) on December 5, 2023 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Wells or such other Representative as the Company may direct to settle the Securities (the “Settlement Bank”) acknowledges that one or more certificates in global form representing the Securities (collectively, the “Global Securities”) will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e., less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis.

The Settlement Bank acknowledges that (i) the Securities represented by the Global Securities shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account (i.e., less the commissions and expenses deducted from the subscription monies) will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the net subscription monies for the Securities (i.e., less the commissions and expenses deducted from the subscription monies) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account.

The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian and/or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

(c)           Denominations; Registration. Certificates for the Global Securities shall be in the denominations of £100,000 and integral multiples of £1,000 in excess thereof and shall be registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Global Securities will be made available for examination by the Representatives in London not later than 2:00 P.M. (London time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated or deemed to be incorporated by reference or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement or any such new registration statement, or (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and, if applicable, will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement or prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement or prospectus, as the case may be. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, except that the Underwriters may use a free writing prospectus containing the information contained in the Pricing Term Sheet. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus” and, for purposes of clarity, the parties hereby agree that each Issuer General Use Free Writing Prospectus listed on Schedule D hereto (if any) is a Permitted Free Writing Prospectus. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(d)           Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives and counsel for the Underwriters may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

(e)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus, if any, as such Underwriter reasonably requested, and the Company has delivered to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or would be required to be delivered upon request by a purchaser pursuant to Rule 173 under the 1933 Act), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request in writing (which may be by email). The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered (or would be required to be delivered upon request by a purchaser pursuant to Rule 173 under the 1933 Act) in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or to file a new registration statement relating to the Securities or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities), and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any other preliminary prospectus, the Company will promptly notify the Representatives and will promptly cease use of such Issuer Free Writing Prospectus or amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly cease use of such Issuer Free Writing Prospectus and amend or supplement, at its own expense, either (a) such Issuer Free Writing Prospectus or (b) the Statutory Prospectus and the Prospectus, to eliminate or correct such conflict, untrue statement or omission.

(g)           Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

(h)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j)           Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)           Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment to the Registration Statement on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such new registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l)           Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) in the Prospectus filed pursuant to Rule 424(b)).

(m)         Pricing Term Sheet. The Company will prepare a final pricing term sheet containing a description of the final terms of the Securities, in a form approved by the Representatives and containing the information in Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time period required by such rule (such term sheet, the “Pricing Term Sheet”).

(n)           Restriction on Sale of Securities. During the period beginning on the date of this Agreement through and including the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any debt securities of the Company or any securities convertible into or exercisable or exchangeable for any debt securities of the Company (except for the Securities sold to the Underwriters pursuant to this Agreement) or file any registration statement under the 1933 Act with respect to any of the foregoing.

(o)           No Stabilization. Neither the Company nor its affiliates, nor any persons acting on any of their behalf, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has caused or resulted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any debt security of the Company to facilitate the sale or resale of any Securities.

(p)           Clearstream/Euroclear. The Company will assist the Representatives in arranging for the Securities to be eligible for clearance and settlement through the facilities of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank, SA/NV (“Euroclear”) and maintain such eligibility for so long as the Securities remain outstanding.

(q)           Listing. The Company will use its commercially reasonable efforts to cause the Securities to be listed on the New York Stock Exchange within 30 days after the date of this Agreement.

SECTION 4. Payment of Expenses.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, a Canadian “wrapper” (if applicable) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Global Securities to the Underwriters, including any transfer taxes or other duties payable upon the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof and, if applicable, the preparation of a Canadian “wrapper,” including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto and, if applicable, such Canadian “wrapper,” (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing to the Underwriters, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of the sale of the Securities, (x) the fees and expenses of the Trustee, the Agent and the common depositary, including, if required, the fees and disbursements of counsel in connection with the Indenture, the Agency Agreement and the Securities, (xi) any fees payable to securities rating agencies in connection with the rating of the Securities, (xii) the fees (including, but not limited to, any application fees) and expenses incurred in connection with the application, approval and admittance of the Securities for book-entry transfer by Clearstream and Euroclear, and (xiii) the fees and expenses incurred in connection with listing of the Securities on the New York Stock Exchange.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)           Pro Rata Expenses. Each Underwriter agrees to pay the portion of such expenses payable by the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the sum of the principal amount of 2031 Notes and the principal amount of the 2039 Notes set forth opposite such Underwriter’s name in Schedule A hereto bears to the sum of the aggregate principal amount of 2031 Notes and the aggregate principal amount of the 2039 Notes, respectively, set forth opposite the names of all Underwriters) of the offering and sale of the 2031 Notes and 2039 Notes (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in Section 15 hereof) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Time.

SECTION 5.  Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Pricing Term Sheet and all other Issuer General Use Free Writing Prospectuses, if any, have been filed, and all Issuer Limited Use Free Writing Prospectuses, if any, have, if required by the 1933 Act Regulations, also been filed with the Commission in the manner and within the time period required by Rule 433. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) in the Prospectus filed pursuant to Rule 424(b).

(b)           Opinions of Counsel for Company. At Closing Time, (i) the Representatives shall have received the favorable opinions, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, and Venable LLP, Maryland counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request pursuant to Section 5(i); and (ii) if such Maryland counsel shall deliver a Separate Opinion (as defined in the last paragraph of Exhibit B hereto), the Representatives shall have received such Separate Opinion, which shall comply with the requirements of the last paragraph of Exhibit B.

(c)           Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin llp, counsel for the Underwriters, with respect to this Agreement, the Indenture, the Securities, the Registration Statement, the General Disclosure Package and the Prospectus and such other matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters arising under or governed by the laws of the State of Maryland, upon the opinion of Venable LLP delivered pursuant to Section 5(b) and, as to all matters governed by the laws of other jurisdictions (other than the law of the State of New York and the federal law of the United States) upon the opinions of counsel satisfactory to the Representatives.

(d)           Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, the President, the Chief Legal Officer or the General Counsel of the Company and of the chief financial officer, principal financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement nor any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission.

(e)           Company Accountant’s Comfort Letter. (i) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained in the Registration Statement, the Statutory Prospectus and the Prospectus; and (ii) at the Closing Time the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (e) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)           Acquired Company Accountant’s Comfort Letter. (i) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Acquired Company’s financial statements and certain financial information contained in the Registration Statement, the Statutory Prospectus and the Prospectus; and (ii) at the Closing Time the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (f) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(g)           Accounting Officer’s Certificate. At the time of the execution of this Agreement, the Representatives shall have received a certificate, in form and substance satisfactory to the Representatives, signed by the chief financial officer, principal financial officer or chief accounting officer of the Company, acting solely in his or her capacity as such officer, certifying as to the accuracy of certain financial information included in the Registration Statement, the Statutory Prospectus and/or the Prospectus.

(h)           Rating Requirement. The Securities shall have credit ratings and outlooks from Moody’s Investors Service Inc. (“Moody’s”) and S&P Global Ratings (“S&P”) at the Closing Time that are the same as or better than the respective ratings and outlooks set forth in the Pricing Term Sheet filed with the Commission on the date hereof, and the Company shall have delivered to the Representatives a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

(i)           Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j)           Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 13, 14, 15, 19, 20 and 22 shall survive any such termination and remain in full force and effect.

(k)           Agency Agreement. The Agency Agreement shall have been executed and delivered by the parties thereto, shall be reasonably satisfactory to the Representatives in form and substance, and shall be in full force and effect and the Representatives shall have received an executed copy of the Agency Agreement.

(l)           Clearstream/Euroclear. The Securities shall be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

SECTION 6. Indemnification.

(a)           Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, each person that is an affiliate or a selling agent of any Underwriter and that is involved in the offering or sale of the Securities, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made by the Company (whether in person or electronically and including any live or recorded road show or presentations), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person that is an affiliate or a selling agent of any Underwriter and that is involved in the offering or sale of the Securities and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any affiliate, selling agent or controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if in the reasonable judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the Nasdaq Global Market, or if trading generally on the NYSE American or the New York Stock Exchange or the London Stock Exchange plc or in the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal, California, New York, United Kingdom or European Union authorities, or (v) if since the date of this Agreement, there has occurred a downgrading in the rating assigned to the Securities, any class or series of the Company’s outstanding Preferred Stock, if any, or any of the Company’s other debt securities by any nationally recognized securities rating agency, or any such securities rating agency has publicly announced that it has under surveillance or review, with possible negative implications or without indicating the direction of the possible change, its rating of the Securities, any class or series of Preferred Stock or any of the Company’s other debt securities, or (vi) there shall have occurred a material adverse change since the date hereof in the U.S., United Kingdom or European Union taxation affecting the Securities or the transfer thereof.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 13, 14, 15, 19, 20 and 22 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement at such time (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities set forth on Schedule A hereto, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities set forth on Schedule A hereto, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them c/o (a) Wells Fargo Securities International Limited, 33 King William Street, London, EC4R 9AT, United Kingdom, Attention: DCM & Syndicate, Tel: +44 20 3942 8530, Fax no.: +44 20 7149 8391, (b) Barclays Bank PLC at 1 Churchill Place, London, E14 5HP, Tel: +44 (0) 20 7773 9098, Email: LeadManagedBondNotices@barclayscorp.com, Attn: Debt Syndicate, (c) BNP Paribas, 10 Harewood Avenue, London, NW1 6AA, United Kingdom, Attention: Fixed Income Syndicate, Email: mary.chapman@uk.bnpparibas.com; nicholas.hearn@us.bnpparibas.com, (d) Merrill Lynch International, 2 King Edward Street, London, EC1A 1HQ, United Kingdom, Email: dcm_eea@bofa.com, Attn: Syndicate Desk and (e) RBC Europe Limited, 100 Bishopsgate, London, EC2N 4AA, United Kingdom, Attn: New Issues Syndicate Desk, Fax no.: +44 (0) 20 7029 7927, Email: TMGUK@rbccm.com; and notices to the Company shall be directed to it at Realty Income Corporation, 11995 El Camino Real, San Diego, California 92130, attention of Legal Department.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, including any substitute Underwriters pursuant to Section 10 hereof, and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the affiliates, selling agents, controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said affiliates, selling agents, controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges and accepts that a BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)             the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)           the cancellation of the BRRD Liability; or

(iv)           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 14,

“Bail-in Legislation” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (b) in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings);

“Bail-in Powers” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation and (b) in relation to the United Kingdom, any powers of the Relevant Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“BRRD Party” means any party hereto that is subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Bail-in Powers as defined in this Section 14.

SECTION 15. ICMA Agreement Among Managers. The execution of this Agreement on behalf of all parties hereto will constitute the acceptance by each Underwriter of the International Capital Market Association Standard Form Agreement Among Managers Version 1/ New York Law (the “AAM”) as amended herein and the Underwriters further agree that references in the AAM to the “Managers” shall mean the Underwriters, references to “Lead Managers” shall mean the Representatives, references to the “Settlement Lead Manager” shall mean the Settlement Bank, references to the “Stabilisation Coordinator” shall mean Wells and references to the “Subscription Agreement” shall mean this Agreement. As applicable to the Underwriters, Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

SECTION 16. Stabilizing Manager. The Company hereby authorizes Wells in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilizing action may begin on or after the date on which adequate public disclosure of the terms of the Securities takes place and, if begun, may be discontinued at any time, but must end no later than the earlier of 30 days after the issue date of the Securities and 60 days after the date of the allotment of the Securities. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule A hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

SECTION 17. [Intentionally omitted]

SECTION 18. UK MiFIR Product Governance. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules: (a) each Underwriter which deems itself to be a manufacturer for the purposes of the UK MiFIR Product Governance Rules (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus and any announcements in connection with the Securities; and (b) the Company and each Underwriter which is not a UK Manufacturer note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus and any announcements in connection with the Securities.

SECTION 19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from the Company to any Underwriter or any person controlling any Underwriter or any affiliate or selling agent of any Underwriter, as the case may be, shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person or affiliate or selling agent of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person or affiliate or selling agent of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or affiliate or selling agent of such Underwriter, as the case may be, hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or affiliate or selling agent of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or affiliate or selling agent of such Underwriter hereunder, such Underwriter or controlling person or affiliate or selling agent of such Underwriter, as the case may be, shall pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person or affiliate or selling agent of such Underwriter hereunder.

SECTION 20. No Advisory or Fiduciary Responsibility; Tax Disclosure. (a) The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate; and (vi) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

(b)           Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 21. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 22. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 23. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 24. Effect of Headings and Table of Contents; Counterparts. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Agreement and any amendments or supplements hereto may be executed and delivered by the parties by any of the foregoing means other than by DocuSign, AdobeSign or other electronic signatures. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

REALTY INCOME CORPORATION

By:	/s/ Jonathan Pong
	Name:	Jonathan Pong
	Title:	Senior Vice President and Head of Corporate Finance

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

By: WELLS FARGO SECURITIES INTERNATIONAL LIMITED		By: MERRILL LYNCH INTERNATIONAL

By:	/s/ Damon Mahon	By:	/s/ Angus Reynolds
	Name: Damon Mahon		Name: Angus Reynolds
	Title: Managing Director		Title: Managing Director

By: BARCLAYS BANK PLC		By: RBC EUROPE LIMITED

By:	/s/Meghan M. Maher	By:	/s/ Elaine S. Murray
	Name: Meghan M. Maher		Name: Elaine S. Murray
	Title: Managing Director		Title: Duly Authorised Signatory

By: BNP PARIBAS

By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: Authorised Signatory

By:	/s/ Anne Besson-Imbert
Name: Anne Besson-Imbert
Title: Authorised Signatory

For themselves and as Representatives of the

Underwriters listed in the signature pages hereto and

named in Schedule A hereto.

[Signature Page to Purchase Agreement]

By:	MIZUHO INTERNATIONAL PLC

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Executive Director

[Signature Page to Purchase Agreement]

By:	THE TORONTO-DOMINION BANK

By:	/s/ Frances Watson
Name: Frances Watson
Title: Director, Transaction Management Group

[Signature Page to Purchase Agreement]

By:	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Adrien Ferrando
Name: Adrien Ferrando
Title: DCM Bond Origination

By:	/s/ Marco Dillmann
Name: Marco Dillmann
Title: DCM Bond Origination

[Signature Page to Purchase Agreement]

By:	CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi
Name: Simi Alabi
Title: Delegated Signatory

[Signature Page to Purchase Agreement]

By:	THE BANK OF NOVA SCOTIA, LONDON BRANCH

By:	/s/ James Walter
Name: James Walter
Title: Head of Legal, Europe

By:	/s/ Cesare Roselli
Name: Cesare Roselli
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Authorized Signatory

[Signature Page to Purchase Agreement]

By:	REGIONS SECURITIES LLC

By:	/s/ Nicole Black
Name: Nicole Black
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

[Signature Page to Purchase Agreement]

By:	BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	HUNTINGTON SECURITIES, INC.

By:	/s/ Nicholas Muzychak
Name: Nicholas Muzychak
Title: Sr. Managing Director

[Signature Page to Purchase Agreement]

By:	PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	BANK OF MONTREAL, LONDON BRANCH

By:	/s/ Richard Couzens
Name: Richard Couzens
Title: Managing Director, Head of Global Markets, EMEA

By:	/s/ Michael McCormick
Name: Michael McCormick
Title: Managing Director, Debt Capital Markets

[Signature Page to Purchase Agreement]

By:	CITIZENS JMP SECURITIES, LLC

By:	/s/ Michele Goodenough
Name: Michele Goodenough
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	UBS AG LONDON BRANCH

By:	/s/ Edward Mulderrig
Name: Edward Mulderrig
Title: Managing Director

By:	/s/ Armin Peter
Name: Armin Peter
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	COMERICA SECURITIES, INC.

By:	/s/ Alex Sin
Name: Alex Sin
Title: Managing Director

[Signature Page to Purchase Agreement]

By:	SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Richard L. Viton
Name: Richard L. Viton
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

	Principal amount of 2031 Notes	Principal amount of 2039 Notes
Wells Fargo Securities International Limited	£45,000,000	£67,500,000
Barclays Bank PLC	27,750,000	41,625,000
BNP Paribas	27,750,000	41,625,000
Merrill Lynch International	27,750,000	41,625,000
RBC Europe Limited	27,750,000	41,625,000
Mizuho International plc	13,500,000	20,250,000
The Toronto-Dominion Bank	13,500,000	20,250,000
Banco Bilbao Vizcaya Argentaria, S.A.	12,750,000	19,125,000
Citigroup Global Markets Limited	12,750,000	19,125,000
The Bank of Nova Scotia, London Branch	12,000,000	18,000,000
Truist Securities, Inc.	12,000,000	18,000,000
Regions Securities LLC	10,500,000	15,750,000
U.S. Bancorp Investments, Inc.	10,500,000	15,750,000
BNY Mellon Capital Markets, LLC	8,250,000	12,375,000
Huntington Securities, Inc.	8,250,000	12,375,000
PNC Capital Markets LLC	8,250,000	12,375,000
Bank of Montreal, London Branch	6,750,000	10,125,000
Citizens JMP Securities, LLC	6,750,000	10,125,000
UBS AG London Branch	3,750,000	5,625,000
Comerica Securities, Inc.	2,250,000	3,375,000
Samuel A. Ramirez & Company, Inc.	2,250,000	3,375,000
Total	£300,000,000	£450,000,000

Sch A-1

SCHEDULE B

Pricing Schedule

1.           The initial public offering price for the 2031 Notes shall be 99.298% of the principal amount thereof, plus accrued interest, if any, from and including December 5, 2023 (the “2031 Notes Public Offering Price”).

2.           The purchase price to be paid for the 2031 Notes by the several Underwriters shall be 98.648% of the principal amount thereof (being an amount equal to the 2031 Notes Public Offering Price set forth in paragraph 1 above less an underwriting discount of 0.650% of the principal amount thereof).

3.           The initial public offering price for the 2039 Notes shall be 99.250% of the principal amount thereof, plus accrued interest, if any, from and including December 5, 2023 (the “2039 Notes Public Offering Price”).

4.           The purchase price to be paid for the 2039 Notes by the several Underwriters shall be 98.600% of the principal amount thereof (being an amount equal to the 2039 Notes Public Offering Price set forth in paragraph 3 above less an underwriting discount of 0.650% of the principal amount thereof).

Sch B-1

SCHEDULE C

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-257510
November 28, 2023

REALTY INCOME CORPORATION

PRICING TERM SHEET

5.750% Notes due 2031

6.000% Notes due 2039

This free writing prospectus relates only to the securities described below and should be read together with Realty Income Corporation’s preliminary prospectus supplement dated November 28, 2023 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated June 29, 2021 (the “Prospectus”) and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	Realty Income Corporation (the “Company”)

Securities:	5.750% Notes due 2031 (the “2031 notes”)

6.000% Notes due 2039 (the “2039 notes”)

The 2031 notes and the 2039 notes (collectively, the “notes”) will each constitute a separate series of the Company’s debt securities under the indenture governing the notes.

Trade Date:	November 28, 2023

Expected Settlement Date:	December 5, 2023 (London T+5)

Delayed Settlement:	The Company expects that the delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the fifth business day following the date of this pricing term sheet. Under rules of the U.S. Securities and Exchange Commission (the “SEC”), trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to the settlement date specified above will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Offering Format:	SEC registered

Net Proceeds:	Approximately £739.6 million after deducting the underwriting discounts but before deducting other estimated expenses payable by the Company.

Sch C-1

Use of Proceeds:	The Company intends to use the net proceeds it receives from this offering for general corporate purposes, which may include, among other things, the repayment or repurchase of the Company’s indebtedness (including borrowings under the Company’s revolving credit facility), foreign currency swaps or other hedging instruments, the development and acquisition of additional properties and other acquisition or business combination transactions, and the expansion and improvement of certain properties in the Company’s portfolio. For information concerning potential conflicts of interest that may arise from the use of proceeds to repay borrowings under the Company’s revolving credit facility or other indebtedness, see “Underwriting (Conflicts of Interest) — Other Relationships” and “Underwriting (Conflicts of Interest) — Conflicts of Interest” in the Preliminary Prospectus Supplement.

Principal Amount:	2031 notes: £300,000,000

2039 notes: £450,000,000

Denominations:	2031 notes: £100,000 and integral multiples of £1,000 in excess thereof

2039 notes: £100,000 and integral multiples of £1,000 in excess thereof

Maturity Date:	2031 notes: December 5, 2031

2039 notes: December 5, 2039

Day Count Convention:	2031 notes: ACTUAL/ACTUAL (ICMA)

2039 notes: ACTUAL/ACTUAL (ICMA)

Interest Rate:	2031 notes: 5.750% per annum, accruing from December 5, 2023

2039 notes: 6.000% per annum, accruing from December 5, 2023

Interest Payment Dates:	2031 notes: Annually on December 5, commencing December 5, 2024

2039 notes: Annually on December 5, commencing December 5, 2024

Price to Public:	2031 notes: 99.298%, plus accrued interest, if any

2039 notes: 99.250%, plus accrued interest, if any

Benchmark Security:	2031 notes: UKT 0.250% due July 31, 2031

2039 notes: UKT 4.250% due September 7, 2039

Benchmark Security Price/Yield:	2031 notes: 74.996 / 4.079%

2039 notes: 96.810 / 4.535%

Spread to Benchmark Security:	2031 notes: +170 basis points

2039 notes: +145 basis points

Semi-Annual Yield:	2031 notes: 5.779%

2039 notes: 5.985%

Annual Yield:	2031 notes: 5.862%

2039 notes: 6.075%

Optional Redemption:	Prior to October 5, 2031 (the “2031 Notes Par Call Date”), the 2031 notes will be redeemable and, prior to September 5, 2039 (the “2039 Notes Par Call Date”), the 2039 notes will be redeemable, in each case at any time in whole or from time to time in part at the option of the Company at a redemption price equal to the greater of:

(a)	100% of the principal amount of the notes of the applicable series to be redeemed, and

Sch C-2

(b)	the sum of the present values of the remaining scheduled payments of principal of and interest on the notes of such series to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the notes of such series matured and that accrued and unpaid interest on the notes of such series was payable on the 2031 Notes Par Call Date, in the case of the 2031 notes, or the 2039 Notes Par Call Date, in the case of the 2039 notes, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as such term is defined under the caption “Description of Notes—Optional Redemption” in the Preliminary Prospectus Supplement) plus 25 basis points, in the case of the 2031 notes, or 25 basis points, in the case of the 2039 notes, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes of the applicable series being redeemed to such redemption date.

On and after the 2031 Notes Par Call Date, the 2031 notes will be redeemable and, on and after the 2039 Notes Par Call Date, the 2039 notes will be redeemable, in each case at any time in whole or from time to time in part at the option of the Company at a redemption price equal to 100% of the principal amount of the notes of the applicable series to be redeemed, plus accrued and unpaid interest on the principal amount of the notes of such series being redeemed to the applicable redemption date.

See the information under the caption “Description of Notes—Optional Redemption” in the Preliminary Prospectus Supplement for further terms and provisions applicable to optional redemption of the notes.

Tax Redemption:	The notes of each series will be redeemable, in whole but not in part, at the option of the Company in the event of certain changes in United States taxation at a redemption price equal to 100% of the principal amount of the notes of such series, plus accrued and unpaid interest on the notes of such series to the applicable redemption date. See "Description of Notes—Redemption for Changes in Taxes" in the Preliminary Prospectus Supplement for further terms and provisions applicable to redemption of the notes under these circumstances.

CUSIP:	2031 notes: 756109 BW3

2039 notes: 756109 BX1

ISIN:	2031 notes: XS2728570750

2039 notes: XS2728570834

Common Code:	2031 notes: 272857075

2039 notes: 272857083

Listing:	The Company intends to apply to list the notes on the New York Stock Exchange. No application will be made by the Company for the notes to be listed, quoted and/or admitted to trading on or by any stock exchange or other competent authority in the European Economic Area.

Sch C-3

Underwriters

Joint Book-Running Managers:	Wells Fargo Securities International Limited

Barclays Bank PLC

BNP Paribas

Merrill Lynch International

RBC Europe Limited

Mizuho International plc

The Toronto-Dominion Bank

Banco Bilbao Vizcaya Argentaria, S.A.

Citigroup Global Markets Limited

The Bank of Nova Scotia, London Branch

Truist Securities, Inc.

Co-Lead Managers:	Regions Securities LLC

U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BNY Mellon Capital Markets, LLC

Huntington Securities, Inc.

PNC Capital Markets LLC

Co-Managers:	Bank of Montreal, London Branch

Citizens Capital Markets, Inc.

UBS AG London Branch

Comerica Securities, Inc.

Samuel A. Ramirez & Company, Inc.

An affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters, is the trustee under the indenture governing the notes.

Comerica Securities, Inc., a Financial Industry Regulatory Authority, Inc. member, is paying a referral fee to an affiliated entity, Comerica Bank, which is a lender under the Company’s $4.25 billion revolving credit facility and $250.0 million term loan facility.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority, Inc. member and a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. A subsidiary of Associated Banc-Corp is a lender under the Company’s $4.25 billion revolving credit facility and $250.0 million term loan facility.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting, Wells Fargo Securities International Limited by telephone at +44-20-3942-8537, Barclays Bank PLC by telephone at 1-888-603-5847, BNP Paribas by telephone at 1-800-854-5674, Merrill Lynch International by telephone at +1 (800) 294-1322 or RBC Europe Limited by telephone at +44 (0) 20 7029 7031.

UK MiFIR – professionals / ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in EEA or UK.

Sch C-4

SCHEDULE D

Issuer General Use Free Writing Prospectuses

1.	Issuer Free Writing Prospectus dated November 28, 2023 setting forth certain terms of the Securities.

Sch D-1

Exhibit A

FORM OF OPINION OF LATHAM & WATKINS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.           With your consent, based solely on certificates from public officials, we confirm that the Company is in good standing under the laws of the State of California and is qualified to do business in California.

2.           The execution and delivery of the Purchase Agreement, the issuance and sale of the Securities by the Company to you and the other Underwriters pursuant to the Purchase Agreement and the Indenture and the execution and delivery of the Agency Agreement do not on the date hereof:

(a)	result in a breach of or a default under any of the written instruments and agreements listed on Exhibit 1 attached to this opinion (the “Specified Agreements”) by the Company; or

(b)	violate any federal, State of California or State of New York statute, rule or regulation applicable to the Company; or

(c)	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, State of California or State of New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

3.           The Registration Statement has become effective under the 1933 Act. With your consent, based solely on our review of the list of stop orders contained on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at [●] a.m. Eastern time on December 5, 2023, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus (as defined below) has been filed in accordance with Rule 424(b) under the 1933 Act, the Prospectus (as defined below) has been filed in accordance with Rule 424(b) and 430B under the 1933 Act and the Specified IFWP (as defined below) has been filed in accordance with Rule 433(d) under the 1933 Act. The prospectus dated June 29, 2021 (the “Base Prospectus”) and the preliminary prospectus supplement dated November 28, 2023 (the “Preliminary Prospectus Supplement”) together are herein called the “Preliminary Prospectus.” The Base Prospectus and the prospectus supplement dated November 28, 2023 (the “Final Prospectus Supplement”) together are herein called the “Prospectus.” The reports and proxy and registration statements filed by the Company with the Commission and incorporated or deemed to be incorporated in the Registration Statement, the Preliminary Prospectus or the Prospectus by reference are herein called the “Incorporated Documents” and the document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) and that is listed on an exhibit attached to this opinion is herein called the “Specified IFWP”.

Exhibit A-1

4.           The Registration Statement and any amendments thereto, at November 28, 2023, including the information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, and the Prospectus and any amendments or supplements thereto, as of the date of the Final Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that we express no view with respect to Regulation S-T, any Statement of Eligibility on Form T-1 (a “Form T-1”) or the financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and any amendments thereto, and the Prospectus and any amendments or supplements thereto are correct and complete.

5.           Each of the Incorporated Documents that is listed on Exhibit 2 attached to this opinion (the “Specified Incorporated Documents”), as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q, and 8-K or definitive proxy statements under Regulation 14A, as the case may be, under the 1934 Act and the 1934 Act Regulations, it being understood, however, that we express no view with respect to Regulation S-T, any Form T-1 or the financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, the Specified Incorporated Documents. For purposes of this paragraph, we have assumed that the statements made in the Specified Incorporated Documents are correct and complete.

6.           The Company is not, and immediately after giving effect to the sale of the Securities in accordance with the Purchase Agreement and the application of the proceeds therefrom as described in the Final Prospectus Supplement under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.           The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “United States Federal Income Tax Considerations,” as amended and supplemented by the statements under the caption “Supplemental U.S. Federal Income Tax Considerations” therein, and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the captions “Risk Factors—Risks Related to Our Business and Industry—If we fail to qualify as a REIT, it could adversely impact us, and the amount of dividends we are able to pay would decrease, which could adversely affect the market price of our capital stock and could adversely affect the value of our debt securities” and “Risk Factors—Risks Related to Our Business and Industry—Distribution requirements imposed by law limit our flexibility,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit A-2

8.           Commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

9.           The Indenture is the legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

10.         The Securities, when duly executed, issued and authenticated in accordance with the terms of the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or be general equitable principles.

11.         The Indenture has been qualified under the 1939 Act.

12.         The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to summarize or describe certain provisions of the Securities, the Indenture or the Agency Agreement, are accurate summaries or descriptions in all material respects.

13.         The Agency Agreement is the legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

In addition, Latham & Watkins LLP will provide a letter addressed to the Underwriters, dated as of the Closing Time, and in form and substance satisfactory to counsel for the Underwriters, to the effect that no facts have come to their attention that have caused them to believe that:

(a)	the Registration Statement, as amended (if applicable), at the time it became effective on November 28, 2023, including the Rule 430B Information (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

Exhibit A-3

(b)	the Preliminary Prospectus, as of the Applicable Time (together with the Incorporated Documents at the Applicable Time and the Specified IFWP (collectively, the “Pricing Information”)), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus or any amendment or supplement thereto, as of the date of the Final Prospectus Supplement, as of the date of any amendment or supplement thereto, or as of the date of such opinion (in each case together with the Incorporated Documents at those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel shall express no belief with respect to (A) the financial statements, schedules or other financial data included or incorporated or deemed to be incorporated by reference in, or omitted from, the Registration Statement or any amendment thereto, the Preliminary Prospectus or any amendment or supplement thereto, the Pricing Information, the Prospectus or any amendment or supplement thereto, or the Incorporated Documents or (B) any Form T-1. Such counsel may state that in such letter that, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, any amendments thereto, the Preliminary Prospectus, any amendments or supplements thereto, the Pricing Information and the Prospectus and any amendments or supplements thereto, such counsel reviewed the Registration Statement, any amendments thereto, the Preliminary Prospectus, any amendments or supplements thereto, the Pricing Information, the Prospectus, any amendments or supplements thereto, and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, and representatives of the Underwriters and their counsel, during which conferences and conversations the contents of the Registration Statement, any amendments thereto, the Preliminary Prospectus, any amendments or supplements thereto, the Pricing Information, the Prospectus and any amendments or supplements thereto and portions of certain of the Incorporated Documents and related matters were discussed and, further, that such counsel has reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-4

The matters set forth in paragraphs 7 and 8 above (collectively, the “Tax Opinions”) may be covered in one or more separate legal opinions, which may be subject to such assumptions, limitations and qualifications as shall be satisfactory to counsel for the Underwriters. In particular, the Tax Opinions may be conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In rendering the Tax Opinions, Latham & Watkins LLP may assume the accuracy of an opinion of Venable LLP, Maryland counsel to the Company, with respect to the enforceability of the stock ownership limits set forth in the Company’s charter, so long as such opinion of Maryland counsel (i) is dated the same date as such opinion of Latham & Watkins LLP, (ii) is addressed to the Representatives and the Underwriters or contains a statement to the effect that the Representatives and the Underwriters may rely upon such opinion as if it were addressed to them and (iii) is otherwise in form and substance satisfactory to counsel for the Underwriters, and a copy of such opinion of special Maryland counsel is delivered to the Representatives together with such opinion of Latham & Watkins LLP. In addition, the Tax Opinions may be based upon certain assumptions and factual representations of the Company concerning its business, assets and governing documents as set forth in the Registration Statement, the Pricing Information and Prospectus. The Tax Opinions may state that they relate only to the federal income tax laws of the United States and such counsel need not express any opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. The Tax Opinions may state that they are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, that any such change may affect the conclusions stated therein, and that any variation or difference in the facts from those set forth in the Registration Statement, the Prospectus, the Pricing Information or the Officer’s Certificate may affect the conclusions stated therein. Moreover, the Tax Opinions may state that, as described in the Preliminary Prospectus and the Prospectus, the Company’s qualification and taxation as a real estate investment trust depend upon the Company’s ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by such counsel. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. In addition, the Tax Opinions may state that such opinions do not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its real estate investment trust qualification.

Exhibit A-5

EXHIBIT 1

TO

FORM OF LATHAM & WATKINS LLP’S OPINION

SPECIFIED AGREEMENTS

1.	Third Amended and Restated Credit Agreement, dated as of April 28, 2022, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto, and the applicable guaranties thereunder, in each case as further amended or supplemented (if applicable) to the date of such opinion (or any successor to such Credit Agreement)

2.	Indenture, dated as of October 28, 1998 between the Company and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the “1998 Indenture”), as amended or supplemented (if applicable) to the date of such opinion

3.	Any securities outstanding under the 1998 Indenture as of the date hereof and the Officers’ Certificates (as defined in the 1998 Indenture) and, if applicable, supplemental indenture(s) establishing the form and terms of such securities pursuant to the 1998 Indenture

4.	Note Purchase Agreement, dated as of May 20, 2019 between the Company and the Purchasers listed in the Purchaser Schedule thereto, and the applicable guaranties thereunder, in each case as amended or supplemented (if applicable) to the date of such opinion

5.	Note Purchase Agreement, dated as of April 14, 2022 between the Company and the Purchasers listed in the Purchaser Schedule thereto, and the applicable guaranties thereunder, in each case as amended or supplemented (if applicable) to the date of such opinion

6.	Indenture, dated as of February 6, 2014, among ARC Properties Operating Partnership, L.P., Clark Acquisition, LLC, the guarantors named therein and U.S. Bank National Association, as trustee (the “2014 Indenture”), as amended or supplemented (if applicable) to the date of such opinion

7.	Any securities under the 2014 Indenture as of the date hereof and the Officers’ Certificates (as defined in the 2014 Indenture) and, if applicable, supplemental indenture(s) establishing the form and terms of such securities pursuant to the 2014 Indenture

8.	Term Loan Agreement, dated January 6, 2023, by and among Realty Income Corporation, as borrower, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties thereto, as amended or supplemented (if applicable) to the date of such opinion (or any successor to such Term Loan Agreement)

9.	Agreement and Plan of Merger, dated as of October 29, 2023, by and among the Company, Saints MD Subsidiary, Inc. and Spirit Realty Capital, Inc., as amended or supplemented (if applicable) to the date of such opinion

Exhibit A-6

EXHIBIT 2

TO

FORM OF LATHAM & WATKINS LLP’S OPINION

SPECIFIED INCORPORATED DOCUMENTS

1.	Annual Report of the Company on Form 10-K for the year ended December 31, 2022

2.	Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023

3.	Proxy Statement on Schedule 14A filed on March 31, 2023 and any subsequent filings made by the Company under Section 14 of the Securities Exchange Act of 1934

4.	Any Current Reports on Form 8-K to the extent filed with (and not furnished to) the Commission after December 31, 2022 and on or prior to the date hereof

5.	Any amendments to any of the foregoing

Exhibit A-7

Exhibit B

FORM OF OPINION OF VENABLE LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.           The Company has been duly incorporated and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”). The Company has the corporate power to own, lease and operate its current properties and to conduct its business as described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) under the captions “Item 1.—Business—The Company” and “Item 1.—Business—Property Portfolio Information,” and to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Agency Agreement and the global certificate evidencing the Securities (the “Global Security”) and any other certificates evidencing the Securities of either series.

2.           The Securities have been duly authorized by all necessary corporate action on the part of the Company and the Global Securities have been duly executed by the Company and, when duly authenticated by the Trustee in the manner provided in the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will be duly and validly issued and delivered by the Company.

3.           The Purchase Agreement, the Indenture and the Agency Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement, the Indenture and the Agency Agreement have been duly executed and, delivered by the Company.

4.           We have reviewed the information in the Statutory Prospectus and the Prospectus under the caption “Certain Provisions of Maryland Law and of our Charter and Bylaws,” as modified by the information under the caption “Item 5: Other Information,” as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, and, to the extent that such information constitutes summaries of matters of Maryland law or summaries of certain provisions of the Company’s charter or bylaws or other instruments or agreements governed by Maryland law, such information is correct in all material respects.

5.           No authorization, approval, consent or order of any Maryland state government authority or agency (other than as may be required under Maryland securities or “blue sky” laws, as to which no opinion is expressed herein) is required in connection with the due authorization by the Company of the Securities or the due authorization, execution or delivery by the Company of the Purchase Agreement, the Indenture, the Agency Agreement or the Securities or for the offering, issuance or sale of the Securities by the Company.

Exhibit B-1

6.           The execution, delivery and performance by the Company of the Purchase Agreement, the Agency Agreement, the Indenture and the Global Securities and any other certificates evidencing the Securities (including the issuance and sale of the Securities to the Underwriters and the use of the proceeds from the sale of the Securities as described in the preliminary Prospectus Supplement dated November 28, 2023 and the final Prospectus Supplement dated November 28, 2023 under the caption “Use of Proceeds”) do not result in any violation of the charter or bylaws of the Company or, so far as is known to us, any applicable provision of any Maryland law, statute, administrative regulation or administrative or court decree applicable to the Company.

In rendering such opinion, such counsel shall state that Latham & Watkins LLP, in rendering its opinion(s) pursuant to the Purchase Agreement, may rely upon such opinion of Maryland counsel as to all matters arising under or governed by the laws of the State of Maryland. In addition, in rendering such opinion, such counsel may rely insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In the event that Latham & Watkins LLP, in rendering the Tax Opinions (as defined in Exhibit A to the Purchase Agreement), relies upon a separate opinion (the “Separate Opinion”) of such Maryland counsel, such Separate Opinion of Maryland counsel shall also be addressed to the Representatives and the Underwriters or shall contain a statement to the effect the Representatives and the Underwriters may rely upon such opinion as if it were addressed to them and shall also comply with the other applicable requirements set forth in the last paragraph of Exhibit A to the Purchase Agreement.

Exhibit B-2